Exhibit 10.18.3
SECOND AMENDMENT TO
LOAN AND SECURITY AGREEMENT
This Second Amendment to Loan and Security Agreement (the “Amendment”) is entered into as of December 1, 2010, by and among Fifth Third Bank, an Ohio banking corporation (the “Bank”) and Meridian Bioscience, Inc., an Ohio corporation (“Parent” or “Agent”), Meridian Bioscience Corporation, an Ohio corporation (“Corp.”), Omega Technologies, Inc., an Ohio corporation (“Omega”), Meridian Life Science, Inc., a Maine corporation (“MLS”) (collectively, the “Borrowers” and individually a “Borrower”).
WHEREAS, Bank and Borrowers entered into that certain Loan and Security Agreement, dated as of August 1, 2007, as amended from time to time (the “Agreement”);
WHEREAS, Bank and Borrowers wish to amend the Agreement to modify certain provisions of the Agreement.
NOW THEREFORE, intending to be legally bound, the parties hereto agree as follows:
1. Waivers for September 30, 2010. At the request of Agent, Lender hereby waives compliance with Tangible Net Worth Ratio of Section 5.16 of the Agreement for the fiscal quarter ending September 30, 2010. This waiver shall be effective only for the specific Events of Default listed herein. In no event shall this waiver be deemed to be a waiver of (a) enforcement of Lender’s rights with respect to other Events of Default now existing or hereafter arising, or (b) the Borrowers’ compliance with (i) the covenants and other provisions of the Agreement before and after September 30, 2010 or (ii) any other covenants or provisions thereof. Nothing contained herein or in any communications between Lender and Borrowers shall be a waiver of any rights or remedies Lender has or may have against Borrowers, except as specifically set forth herein. In consideration of this waiver, Borrowers agree to pay Bank on the date of this Amendment a covenant waiver fee of $2,000.
2. Amendment. Section 5.16 of the Agreement is hereby amended and restated in its entirety to read as follows:
5.16 Tangible Net Worth. Borrowers shall maintain a Tangible Net Worth as of the end of each fiscal quarter, commencing with the quarter ending December 31, 2010, of at least $97,000,000 on a consolidated basis.
3. Representations, Warranties and Covenants of Borrowers. To induce Bank to enter into this Amendment, Borrowers represent and warrant as follows:
(a)
No Event of Default (as such term is defined in Section 8 of the Agreement) or event or condition which, with the lapse of time or giving of notice or both, would constitute an Event of Default exists on the date hereof.

(b)
The person executing this Amendment is a duly elected and acting officer of each Borrower and is duly authorized by the Board of Directors of such Borrower to execute and deliver this Amendment on behalf of such Borrower.

4. Conditions. Bank’s obligations under this Amendment are subject to the following conditions:
(a)
At Bank’s request, the Bank shall have been furnished copies, certified by the Secretary or Assistant Secretary of Borrowers, of resolutions of the Board of Directors of each Borrower authorizing the execution of this Amendment and all other documents executed in connection herewith (which resolutions will be in the form reasonably acceptable to Bank).

(b)	The representations and warranties of Borrowers in Section 3 hereof shall be true and correct on the date of execution of this Amendment.
(c)
Borrowers shall pay the $2,000 covenant waiver fee to the Bank and shall pay all expenses and attorneys’ fees incurred by Bank in connection with the preparation, execution and delivery of this Amendment and related documents.

5. General.
(a)
Except as expressly modified hereby, the Agreement remains unaltered and in full force and effect. Borrowers acknowledge that Bank has made no oral representations to Borrowers with respect to the Agreement and this Amendment thereto and that all prior understandings between the parties are merged into the Agreement as amended by this writing. All Loans outstanding on the date of execution of this Amendment shall be considered for all purposes to be Loans outstanding under the Agreement as amended by this Amendment.

(b)	Capitalized terms used and not otherwise defined herein will have the meanings set forth in the Agreement.
(c)
Nothing contained herein will be construed as waiving any default or Event of Default under the Agreement or will affect or impair any right, power or remedy of the Bank under or with respect to the Loans, the Agreement, or any other agreement or instrument guaranteeing, securing or otherwise relating to the Loans.

(d)
This Amendment shall be considered an integral part of the Agreement, and all references to the Agreement in the Agreement itself or any document referring thereto shall, on and after the date of execution of this Amendment, be deemed to be references to the Agreement as amended by this Amendment.

(e)	This Amendment will be binding upon and inure to the benefit of Borrowers and Bank and their respective successors and assigns.

(f)	All representations, warranties and covenants made by Borrowers herein will survive the execution and delivery of this Amendment.
(g)	This Amendment will, in all respects, be governed and construed in accordance with the laws of the State of Ohio.
(h)	This Amendment may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.
IN WITNESS WHEREOF, Borrowers and Bank have executed this Agreement by their duly authorized officers as of the date first above written.

MERIDIAN BIOSCIENCE CORPORATION			MERIDIAN BIOSCIENCE, INC.

By:	/s/ John A. Kraeutler		By:	/s/ John A. Kraeutler
	Its:	Chief Executive Officer		Its:	Chief Executive Officer

OMEGA TECHNOLOGIES, INC.			MERIDIAN LIFE SCIENCE, INC.

By:	/s/ John A. Kraeutler		By:	/s/ John A. Kraeutler

	Its:	Chief Executive Officer		Its:	Chief Executive Officer

FIFTH THIRD BANK

By:	/s/ John M. Covington

	Its:	Vice President

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